Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, International Rectifier Corporation 2000 Stock Incentive Plan, of our report dated July 27, 1999, except for Note 9, as to which the date is September 14, 1999, relating to the financial statements and financial statement schedule of International Rectifier Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, California
May 16, 2000